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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




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                                    FORM 8-K


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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report: February 17, 1997
                       (Date of earliest event reported)



                             CONTOUR MEDICAL, INC.
             (Exact name of registrant as specified in its charter)



        NEVADA                               0-26288                               77-0163521
(State or other jurisdiction of      (Commission file number)              (I.R.S. Employer Identification No.)
incorporation or organization)





                              3340 SCHERER DRIVE
                         ST. PETERSBURG, FLORIDA 33716
                    (Address of principal executive offices)

                                 (813) 572-0089
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets.

         On February 17, 1997, Contour Medical, Inc. (the "Company") entered into an Agreement and Plan of Merger and Reorganization (the "Contour Merger Agreement") by and among Sun Healthcare Group, Inc., a Delaware corporation ("Sun"), Nectarine Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Sun ("Sun Merger Sub"), and the Company, pursuant to which Sun Merger Sub will be merged with and into the Company (the "Contour Merger").

         Subject to the terms and conditions of the Contour Merger Agreement (including, without limitation, approval by the stockholders of the Company) upon the effective time of the Contour Merger, Sun will pay $8.50 in cash and/or Sun common stock, at Sun's election, for each outstanding share of the common stock (the "Contour Common Stock") of the Company not presently owned by Retirement Care Associates, Inc., a Colorado corporation and majority shareholder of the Company ("RCA") (other than shares of Contour Common Stock held in the treasury of the Company, owned by Sun or Sun Merger Sub or held by persons who exercise their dissenters' rights under Nevada law). As a result of the Contour Merger, the Company will become a wholly-owned subsidiary of Sun.

         In connection therewith, RCA, which owns 5,222,003 shares of the Contour Common Stock and 89,250 shares of Contour Series A Preferred Stock ("A Preferred", together with the Contour Common Stock, "Contour Capital Stock"), also entered into a Stockholder Stock Option and Proxy Agreement (the "Contour Option Agreement") by and among Sun and RCA. Pursuant to the Contour Option Agreement, RCA granted to Sun an irrevocable option to purchase RCA-held Contour Capital Stock at a price per share of Contour Common Stock equal to $8.50 and a price per share of A Preferred equal to $4.00 under certain circumstances. In addition, RCA agreed to vote, and granted to Sun an irrevocable proxy to vote, all Contour Capital Stock held by RCA in favor of approval of the Contour Merger Agreement and the Contour Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Sun and its affiliates and against any liquidation or winding up of the Company.

         The foregoing descriptions are qualified in their entirety by reference to the full texts of the Contour Merger Agreement, attached hereto as
Exhibit 2.1, and the Contour Option Agreement, attached as Exhibit 1.00(a) to the Contour Merger Agreement, which are incorporated herein by reference.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         c) Exhibits. The following is a list of the Exhibits attached hereto.

Exhibit No. 2.1    Agreement and Plan of Merger and Reorganization, dated as of
                   February 17, 1997, among Sun Healthcare Group, Inc.,
                   Nectarine Acquisition Corporation and Contour Medical, Inc.

Exhibit No. 10.1   Stockholders Stock Option and Proxy Agreement*

Exhibit No. 10.2   Form of Company Affiliate Agreement*

Exhibit No. 99.1   Joint Press Release, dated February 18, 1997, of Sun
                   Healthcare Group, Inc., Retirement Care Associates, Inc.
                   and Contour Medical, Inc.

*        Contained as an exhibit to the Merger Agreement



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                                   SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     CONTOUR MEDICAL, INC.



                                     By: /s/ Donald F. Fox
                                         ------------------------------
                                        Donald F. Fox
                                        Its President


Dated as of February 17, 1997.



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                                EXHIBIT INDEX


EXHIBIT NO.                           DESCRIPTION                           PAGE
-----------                           -----------                           ----
     2.1 Agreement and Plan of Merger and Reorganization, dated as of February 17, 1997, among Sun
                  Healthcare Group, Inc., Nectarine Acquisition
                  Corporation and Contour Medical, Inc.

    99.1 Joint Press Release, dated February 18, 1997, of Sun Healthcare Group, Inc., Retirement Care
                  Associates, Inc. and Contour Medical, Inc.





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